Exhibit 10.1

AMENDMENT NO. 3 TO TRADE CREDIT FACILITY AGREEMENT

AND RELATED NOTE

THIS AMENDMENT NO. 3 TO TRADE CREDIT FACILITY AGREEMENT AND RELATED NOTE (this “Amendment”) is entered into as of May 25, 2010 by and between Elixir Gaming Technologies, Inc., a Nevada corporation formerly known as VendingData Corporation (the “Borrower”), and Elixir Group Limited, a Hong Kong company and successor in interest to Elixir International Limited (the “Lender”).  All capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning ascribed to them in the Facility Agreement (as defined in the recitals below).

R E C I T A L S

WHEREAS, the Borrower entered into a Trade Credit Facility Agreement with Elixir International Limited, a wholly-owned subsidiary of the Lender (“Elixir International”) dated April 21, 2008, as amended by way of an Amendment (“Amendment No. 1”) to Trade Credit Facility Agreement and Related Note dated November 6, 2008 and a further Amendment No. 2 (“Amendment No. 2”) to Trade Credit Facility Agreement and Related Note dated July 24, 2009 (collectively, the “Facility Agreement”).

WHEREAS, upon entering into the Amendment No. 1, the Borrower issued to Elixir International a promissory note in the principal amount of $12,069,136 (the “First Amended Note”). The First Amended Note extinguished a then existing obligation of the Borrower under a promissory note referred to as the Initial Note. Pursuant to the terms of the First Amended Note, the Borrower is obligated to repay the principal, plus any accrued interest thereon, in 24 equal monthly installments commencing on January 1, 2009.

WHEREAS, upon entering into the Amendment No. 2, the Borrower issued to Elixir International a promissory note in the principal amount of $9,163,809 (the “Second Amended Note”). The Second Amended Note extinguished a then existing obligation of the Borrower under the First Amended Note. Pursuant to the terms of the Second Amended Note, Elixir International granted the Borrower a deferral of all repayments of principal and interest under the Facility Agreement until July 1, 2010 provided that interest at the rate of 5% continues to accrue on the said principal balance of $9,163,809. The repayment of the principal balance and interest accrued thereon shall be repaid in 18 equal monthly installments commencing on July 1, 2010.

WHEREAS, on April 20, 2010, in relation to the disposal of Elixir International by the Lender, Elixir International assigned and transferred all its rights and obligations under the Facility Agreement and the Second Amended Note to the Lender.

WHEREAS, as of the date of June 30, 2010, the principal balance under the Second Amended Note shall remain in the total amount of $9,163,809 (the “Outstanding Principal”) and the total outstanding interest accrued thereon shall be $458,190.46 (the “Accrued Interest”).

WHEREAS, the Borrower has requested the Lender, and the Lender has agreed, to further restructure the Borrower’s obligations under the Second Amended Note.

WHEREAS, the Borrower and the Lender now wish to effect the restructuring of the repayment terms of the Second Amended Note by the issuance of a new promissory note by the Borrower in exchange for the cancellation of the Second Amended Note as set forth in this Amendment, and to further amend the terms of the Facility Agreement as set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and the mutual covenants, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Borrower and the Lender hereby agree as follows:

1.             1.1 Repayment of Accrued Interest. The Borrower shall repay the Accrued Interest in full in one lump sum payment to the Lender on July 1, 2010.

1.2 Exchange of Further Revised Note for the Second Amended Note.  Subject to the repayment of the Accrued Interest by the Borrower and upon the terms and conditions set forth herein, the Lender agrees to surrender the Second Amended Note for cancellation in exchange for the issuance by the Borrower of a new promissory note (a draft form of which is attached hereto as Exhibit A) with the following terms (the “Further Revised Note”):

A.            The Further Revised Note shall be in the Outstanding Principal amount, which shall be repaid in 18 equal monthly installments commencing from July 1, 2011;

B.            Interest on the Outstanding Principal amount under the Further Revised Note will accrue at a rate equal to five percent (5%) per annum, with interest to be calculated on the basis of 365 days in a year, provided that no interest shall accrue on the accrued interest or any part of the principal that has been repaid; and

C.            Interest at the rate set out in subpart (B) above shall be paid monthly in arrears on the first day of the immediate following calendar month, with the first interest payment to be made on August 1, 2010.

2.             Amendments to the Facility Agreement.

A.            The parties agree that the definition of “Term” in Section 1 of the Facility Agreement is hereby deleted in its entirety and replaced by the following:

“Term” means a period from the date of this Agreement until December 1, 2012.

B.            The parties further agree that Section 2.2 of the Facility Agreement is hereby deleted in its entirety and replaced by the following:

“2.2 Payments and Interest on the Note. The Borrower agrees to repay the principal amount of all Advances, plus accrued interest thereon, at such time, in such manner and at such interest rate as set forth in the Amendment No. 3 to Trade Credit Facility Agreement and Related Note dated May 25, 2010.”

3.             Acknowledgement by the Parties.  For the avoidance of doubt, the parties acknowledge and agree that :

A.            No repayment of any unpaid principal balance under the Further Revised Note shall be due until July 1, 2011; and

B.            The Lender agrees that it will not make any demand for immediate payment of any outstanding principal amount under the Further Revised Note save if there is either (i) an Event of Default; or (ii) Change of Control (subject to any waiver by the Lender in its sole and absolute discretion).

4.             No Further Modifications.  Except as specifically set forth herein, nothing in this Amendment shall be construed to enlarge, restrict, or otherwise modify the terms of the Facility Agreement or the respective duties and obligations of the parties thereto.

5.             Authorization; Enforceability.  Other than as set forth in this Amendment, each of the Borrower and the Lender represents to the other that: (i) it has all corporate right, power and authority to enter into this Amendment and to consummate the transactions contemplated hereunder; and (ii) the execution and delivery by it of this Amendment and the consummation of the transactions contemplated hereunder will not result in the violation by it of any law, statute, rule, regulation, judgment or decree of any court or governmental authority to or by which it is bound, or of any provision of its organizational documents; and (iii) no consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by it in connection with the authorization, execution and delivery of this Amendment.

6              Miscellaneous.

6.1           Amendments and Waivers.  This Amendment, the Amendment No. 1, the Amendment No.2  and the Facility Agreement, including the Further Revised Note, set forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes and replaces all prior and contemporaneous discussions, negotiations, agreements and understandings (oral or written) with respect to such subject matter.  This Amendment or any provision hereof may be (i) amended only by mutual written agreement of the Borrower and the Lender or (ii) waived only by written agreement of the waiving party.

6.2           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and assigns and the Lender and its successors and assigns.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 6.3 prior to 3:00 p.m. (Hong Kong time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 3:00 p.m. (Hong Kong time) on any Business Day, (c) the 5th Business Day following the date of mailing, if sent by Hong Kong recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Borrower:	Elixir Gaming Technologies, Inc.
Unit 3705, 37/F, The Centrium
60 Wyndham Street
Central, Hong Kong
Facsimile: (852) 2521 0660
Attn: Andy Tsui, Chief Accounting Officer

If to the Lender:	Elixir Group Limited
38/F, The Centrium
60 Wyndham Street
Central, Hong Kong
Facsimile: (852) 3162 8375
Attn.: Dennis Tam, Group Financial Director

6.4           Governing Law, Venue.  This Amendment and the Further Revised Note will be deemed to be a contract made under and governed by the laws of the State of Nevada.  The Borrower and the Lender hereby consent to the personal jurisdiction of the state and federal courts located in the State of Nevada in connection with any controversy related to this Amendment and the Further Revised Note, waive any argument that venue in such forums is not convenient and agrees that any litigation in connection herewith will be venued the state or federal courts located in Nevada.

6.5           Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Amendment and the Further Revised Note, the prevailing party, as specifically determined by the court, shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.6           Amendment Controls.  If any topic is addressed in the Facility Agreement the Amendment No. 1 or the Amendment No. 2, on the one hand, and in this Amendment, on the other, this Amendment shall control.

6.7           Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument binding on all of the parties hereto.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Amendment.

6.8           Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Amendment or the meaning of any provision hereof.

6.9           Severability. In the event that any provision of this Amendment or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Trade Credit Facility Agreement and Related Note to be duly executed and delivered as of the date first set forth above.

“Borrower”

ELIXIR GAMING TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Andy Tsui
Andy Tsui
Chief Accounting Officer

“Lender”

ELIXIR GROUP LIMITED,
a Hong Kong company

By:	/s/ Dennis Tam
Dennis Tam
Group Financial Director

EXHIBIT A

to Amendment No. 3 to Trade Credit Facility Agreement and Related Note

UNSECURED PROMISSORY NOTE

$9,163,809	July 1, 2010
Hong Kong

1.             Obligation.  For value received, the undersigned Elixir Gaming Technologies, Inc., a Nevada corporation (the “Borrower”), promises to pay to the order of Elixir Group Limited, a Hong Kong company, or its assigns (the “Holder”), the principal sum of Nine Million One Hundred Sixty-Three Thousand Eight Hundred and Nine Dollars ($9,163,809), together with interest thereon, in the manner and upon the terms and conditions set forth herein.  All Advances and all payments of principal will be recorded by the Holder in its records which records will be presumed accurate unless such presumption is rebutted by contrary evidence.

This Note is referred to in, and evidences indebtedness incurred under, the Trade Credit Facility Agreement dated as of April 21, 2008, as amended by the Amendment to Trade Credit Facility Agreement and Related Note dated as of November 6, 2008, the Amendment No. 2 to Trade Credit Facility Agreement and Related Note dated as of July 24, 2009 and the Amendment No. 3 to Trade Credit Facility Agreement and Related Note dated as of May 25, 2010 (referred to herein, as it may be amended, modified, supplemented or replaced from time to time, as the “Trade Credit Agreement”) between the Borrower and the Holder.  The terms and conditions under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable are set forth in the Trade Credit Agreement, the terms and conditions of which are incorporated herein by reference.

2.             Interest.  This Note shall bear interest on the unpaid principal amount at the rate of five percent (5%) per annum and Borrower shall pay accrued interest monthly in arrears on the first day of the immediate following calendar month, with the first interest payment to be made on August 1, 2010. For the avoidance of doubt, the interest accrued on the unpaid principal amount for the month of June 2011 will form part of the first monthly installment repayment of principal amount and accrued and unpaid interest thereon and shall be paid on July 1, 2011.

3.             Maturity.  The unpaid principal amount and accrued and unpaid interest thereon shall be paid in 18 equal monthly installments of $529,490 each, commencing on July 1, 2011 and continuing on the 1st day of each of the next 17 months thereafter, with a final payment due on December 1, 2012, at which time all principal and interest then unpaid shall be due and payable.

4.             Payments and Prepayment.  All payments of principal and interest under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by the Holder to the Borrower in writing.  The Borrower may, at it sole discretion, prepay all or any portion of the outstanding principal and interest hereon without penalty.

5.             Waiver.  All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

6.             Governing Law.  This Note is made under and governed by the internal laws of the State of Nevada, as provided for in the Trade Credit Agreement.

ELIXIR GAMING TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Andy Tsui
Andy Tsui
Chief Accounting Officer